Exhibit 10.2

THE NOTE (DEFINED BELOW) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE NOTE DESCRIBED HEREIN. THE PURCHASE OF THE NOTE INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), by and between ScanTech AI Systems Inc., a Delaware corporation (“PubCo”), and St. James Bank & Trust Co. Ltd. (the “Subscriber”), is executed as of April 25, 2025.

WHEREAS, on September 5, 2023, ScanTech Identification Beam Systems, LLC (“SIBS”) entered into a Business Combination Agreement (as amended, the “BCA”) with Mars Acquisition Corp., a Cayman Island exempted company (“Mars”), PubCo, and the other parties thereto (the “Transaction”).

WHEREAS, Lender is entering into a settlement and mutual release agreement (“Settlement Agreement”), side letter (“Side Letter”), and Unsecured Promissory Note (the “Note”), with SIBS, PubCo, NACS, LLC (“NACS”), John Redmond, and/or additional parties, each attached as Exhibits A, B, and C, respectively, to settle various agreements prior to or concurrent with the Transaction.

WHEREAS, pursuant to the Note, the PubCo may issue shares of its common stock to the Subscriber to pay down portions of the Note at an ascribed value per share of $9.87, as described in the Note.

WHEREAS, all defined terms not otherwise defined herein shall have the meanings ascribed to them in the Note.

NOW, THEREFORE, PubCo and Subscriber hereby agree as follows:

1.                   Subscription. PubCo agrees to issue the Note to the Subscriber, and the Subscriber hereby subscribes for the Note, pursuant to the terms of this Agreement. Pursuant to the terms of the Note, PubCo may issue shares of its Common Stock to pay the Subscriber amounts due it under the Note (such shares of Common Stock, the “Shares” and, together with the Note, the “Securities”).

2.                   Representations and Warranties of Subscriber. Subscriber hereby represents and warrants to PubCo, as of the date hereof and as of the date of each Extension and the Maturity Date pursuant to which Shares are issued, as follows:(a)Subscriber is agreeing to purchase the Securities solely for Subscriber’s own account and for investment and not with a view toward the distribution thereof. Subscriber understands that the Securities for which Subscriber is subscribing will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and therefore cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available. Subscriber acknowledges that because of the restrictions on the transferability of the Securities, the Subscriber must bear the economic risk of Subscriber’s investment in the Securities for an indefinite period of time.

(b)                Subscriber is familiar with the business and financial condition and operations of PubCo. Subscriber has had access to such information concerning PubCo and the Securities as the Subscriber deems necessary to enable it to make an informed investment decision concerning the purchase of the Securities. Subscriber understands the risks associated with an investment in the Securities and is financially capable of bearing the economic risk of this investment and could afford the loss of the total amount of this investment.

(c)                Subscriber has all requisite authority (and in the case of an individual, the capacity) to purchase the Note, enter into this Agreement and to perform all the obligations required to be performed by the undersigned hereunder, and such purchase will not contravene any law, rule or regulation binding on the undersigned or any investment guideline or restriction applicable to the Subscriber.

(d)                Subscriber presently qualifies as an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act) or as a “sophisticated investor” having, either alone or together with its purchaser representative(s), such sufficient knowledge and experience with financial and business matters to enable Subscriber to evaluate the risks and merits of the investment in PubCo contemplated hereunder.

(e)                Subscriber: (i) does not have an overall commitment to investments that are not readily marketable that is disproportionate to its net worth, and its investment in the Securities will not cause such overall commitment to become excessive and (ii) has adequate net worth and means of providing for Subscriber’s current needs and personal contingencies to sustain a complete loss of Subscriber’s investment in the Securities and has no need for liquidity in Subscriber’s investment in the Securities.

(f)                 Subscriber is fully aware that the Securities are being issued and sold in reliance upon the exemption provided for by Section 4(a)(2) of the Securities Act, and/or Regulation D promulgated under the Securities Act, and similar exemptions provided under state securities laws on the grounds that no public offering is involved, and that the representations, warranties and agreements set forth in this Agreement are essential to the claiming of such exemptions.

(g)                Subscriber: (i) is purchasing the Securities with Subscriber’s own funds and not with the funds of any other person, firm or entity; (ii) is acquiring the Securities for Subscriber’s own account; and (iii) has no reason to anticipate a change in personal circumstances, financial or otherwise, that would cause Subscriber to sell or distribute, or necessitate or require any sale or distribution of, the Securities, and no other person, firm or entity has or will have any beneficial interest in the Securities.

(h)                Subscriber is a limited company organized under the laws of the Commonwealth of The Bahamas with its principal place of business in 1st Floor, Lyford Cay House, Lyford Cay, Nassau, Bahamas.

3.                   Covenants. The Subscriber and PubCo agree that in order for this Agreement to be legally binding as of the date hereof and as of each Extension, the Subscriber, PubCo, NACS, John Redmond, and SIBS have all entered or are concurrently entering into the Settlement Agreement, and SIBS, NACS, and John Redmond have all entered or are concurrently entering into the Side Letter.

4.                   Indemnification. Subscriber agrees to indemnify and hold harmless PubCo and its founders, managers, directors, officers, agents, attorneys, representatives and other members from any and all losses to any of them arising out of the breach of any of the agreements, representations or warranties set forth in this Agreement. All representations, warranties and agreements contained in this Agreement and the indemnification contained in this Section 4 shall survive the acceptance of this Agreement and the purchase and sale of the Securities.

2	Subscription Agreement

5.                   Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

6.                   Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

7.                   Jurisdiction. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement. Each party hereto agrees that it must bring any action between the parties hereto arising out of or related to this Agreement in the Court of Chancery of the State of Delaware (the “Court of Chancery”) or, to the extent the Court of Chancery does not have subject matter jurisdiction, the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts (the “Delaware Federal Court”) or, to the extent neither the Court of Chancery nor the Delaware Federal Court has subject matter jurisdiction, the Superior Court of the State of Delaware.

8.                   Headings. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

9.                   Binding Effect. Subscriber understands that this Agreement is binding on Subscriber, and any heirs, personal representatives, successors or assigns of Subscriber, and may not be canceled, revoked, transferred or assigned by Subscriber or by any of them.

10.               Counterparts. This Agreement may be executed in as many counterparts as there are parties to the Agreement (including by facsimile or other electronic transmission), all of which counterparts shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

(Signature page follows)

3	Subscription Agreement

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement, or caused this Agreement to be executed and delivered, as of the date first set forth above.

PUBCO:

ScanTech AI Systems Inc.

By:	/s/ Dolan Falconer
	Name:	Dolan Falconer
	Title:	Chief Executive Officer

SUBSCRIBER:

St. James Bank & Trust Co. Ltd.

By:	/s/ Bernard Kemp
Name:	Bernard Kemp
Title:	President

By:	/s/ Dion Thompson
Name:	Dion Thompson
Title:	Vice President

[Signature Page to Subscription Agreement]

EXHIBIT A

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

EXHIBIT B

SIDE LETTER

EXHIBIT C

UNSECURED PROMISSORY NOTE